Exhibit 23.3
Consent of Independent Accountants
We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated December 12, 2005, relating to the financial statements of Crosman Acquisition Corporation and Subsidiaries as of June 30, 2005 and 2004, for the year ended June 30, 2005 and the period from February 10, 2004 to June 30, 2004, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Syracuse, New York
March 17, 2006